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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3, and the related Prospectus of First Commercial Corporation for the registration of 2,038,312 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1995, with respect to the consolidated financial statements of First Commercial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                       /s/Ernst & Young LLP

Little Rock, Arkansas
December 14, 1995